Exhibit d(3)

                       SUB-INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT made this 15th day of September, 1998, by and among CITIZENS ADVISERS, INC., a California corporation (the "Adviser"), SENECA CAPITAL MANAGEMENT, LLC, a California limited liability company (the "Sub-Adviser"), and CITIZENS FUNDS, an open-end investment company organized and existing under the laws of the Commonwealth of Massachusetts (the "Fund").

                                  WITNESSETH:

     WHEREAS, the Fund is engaged in business as an open-end investment company registered under the Investment Company Act of 1940; and the Fund and the Adviser have entered into an Investment Advisory Agreement dated June 1, 1992 whereby the Adviser shall provide, inter alia, the Citizens Income Fund (the "Income Fund") and the Citizen's Emerging Growth Fund (the "Emerging Growth Fund"), two series of the Fund, collectively, the "Funds" and each, a "fund", with investment advice and supervision on the terms and conditions provided therein; and

     WHEREAS, the Sub-Adviser is willing to provide the Adviser and the Fund with services on the terms and conditions set forth herein:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of and between the parties as set forth herein, the parties do hereby covenant and agree as follows:

     ARTICLE 1: Duties of the Sub-Adviser. The Sub-Adviser will furnish the Adviser economic, statistical and research information and advice, relating to the Income Fund and the Emerging Growth Fund, and to such other portions of the Fund's assets as the Adviser shall from time to time designate (collectively, the "Designated Assets"). The Sub-Adviser will also make recommendations to the Adviser as to the manner in which voting rights, rights of consent to corporate action and any other rights pertaining to the Fund's portfolio securities included in the Designated Assets shall be exercised. From time to time the Adviser will notify the Sub-Adviser of the aggregate US Dollar amount of the Designated Assets.

     The Sub-Adviser will furnish continuously an investment program with respect to the Designated Assets and will determine from time to time what securities shall be purchased, sold or exchanged with the Designated Assets, and what portion, if any, of the Designated Assets shall be held uninvested; subject, always, to compliance with provisions of the Fund's Declaration of Trust and By-Laws as then in effect, the provisions of the Investment Company Act of 1940 and the provisions of the Fund's then current Prospectus and Statement of Additional Information (copies of all which, as amended from time to time, will be furnished to the Sub-Adviser by the Adviser). For the purposes of compliance with the prospectus language on "social criteria" the Adviser will furnish the Sub-Adviser with an approved list of securities from which the

Sub-Adviser will select. The Sub-Adviser may suggest additions to this list but agrees not to purchase any suggested securities until such security has been approved by the Adviser as meeting the Fund's social criteria. The Adviser agrees that it will promptly and thoroughly research the suitability, under its social criteria, of any suggested security.

     Should the Trustees of the Fund or the Adviser at any time make a definite determination as to investment policy and notify the Sub-Adviser thereof, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until notified that such determination has been revoked. Further, the Adviser or the Trustees of the Fund may at any time, upon notice to the Sub-Adviser, suspend or restrict the right of the Sub-Adviser to determine what assets shall be purchased, sold or exchanged from the Designated Assets and what portion, if any, of the Designated Assets shall be held uninvested.

     The Sub-Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement policies determined as provided above, and in particular, consistent with the provisions of Article 3 of this Agreement, to place all orders for the purchase, sale, or exchange of securities of the Fund's account with brokers, dealers, or bankers selected by it, and to that end the Sub-Adviser is authorized as the agent of the Fund to give instructions to the Custodian and any Sub-Custodian of the Fund as to deliveries of securities and gold, transfers of currencies and payments of cash for the account of the Fund. The Sub-Adviser will advise the Adviser on the same day it gives any such instructions. In connection with the selection of such brokers, dealers or bankers and the placing of such orders, the Sub-Adviser is directed to seek for the Fund execution at the most favorable price by responsible brokerage firms at reasonably competitive commission rates. In fulfilling this requirement the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of effecting a securities transaction in excess of the amount of Commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund. The Sub-Adviser further agrees that it shall at all times make a reasonable and good faith determination that such brokerage or research services provided by such broker or dealer are of benefit to the Fund.

     ARTICLE 2: Compensation of the Sub-Adviser. For the services rendered by the Sub-Adviser under this Agreement, the Adviser shall pay to the Sub-Adviser compensation, computed and paid monthly in US dollars on average daily net assets at the annual rate of: Emerging Growth Fund - 35 basis points up to and including $100 million and 25 basis points should the fund's assets exceed $100 million; Income Fund - 17.5 basis points. The Sub-Adviser will pay its expenses incurred in performing its duties under this Agreement. The Fund shall not be liable to the Sub-Adviser for the compensation of the Sub-Adviser.

     ARTICLE 3: Covenants of the Sub-Adviser. The Sub-Adviser agrees that it will not deal with itself or any of its affiliates, or with the Trustees of the Fund or the Fund's principal underwriter, if any, as principal, broker or dealer in making purchases or sales of securities or other property for the account of the Fund except as permitted by the Investment Company Act of 1940 and all rules, regulations and orders thereunder, will comply with all other provisions of the Fund's Declaration of Trust and By-Laws then in effect and its current prospectus relative to the Sub-Adviser, its directors, officers, employees and affiliates, and will comply with all other laws, rules, regulations and orders applicable to the activities contemplated herein.

     ARTICLE 4: Liability of the Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties under this Agreement, except for violation of law, willful malfeasance, bad faith, gross negligence, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article 4 the term "Sub-Adviser" shall include shareholders, direct officers and employees of the Sub-Adviser, as well as the Sub-Adviser itself. The Fund may enforce any obligations of the Sub-Adviser under this Agreement, and may recover directly from the Sub-Adviser for any liability it may have to the Fund.

     ARTICLE 5: Activities of the Sub-Adviser. The services of the Sub-Adviser to the Fund are not to be deemed to be exclusive, the Sub-Adviser and its affiliates being free to render services to others. It is understood that Trustees, officers, partners and shareholders of the Fund or the Adviser are or may become interested in the Sub-Adviser as directors, officers, shareholders or otherwise and that shareholders, directors, officers and employees of the Sub-Adviser may become similarly interested in the Fund or the Adviser as a shareholder, Trustee, officer, partner, or otherwise.

     ARTICLE 6: Duration, Termination and Amendment of this Agreement. This Agreement shall become effective on the date of its execution and shall govern the relations between the parties hereto thereafter, and shall remain in force until November 17, 1999 on which date it will terminate with respect to a fund, unless its continuance after that date is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees of the Fund who are not interested persons of the Fund, or of the Adviser, or of the Sub-Adviser at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and all rules, regulations and orders thereunder.

     This Agreement may be terminated at any time without the payment of any penalty by the Trustees of the Fund, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser or by the Sub-Adviser, on not more than sixty (60) days nor less than thirty (30) days written notice to other parties. This Agreement shall automatically terminate in the event of its assignment.

     This Agreement may be amended with respect to a fund only if such amendment is approved by vote of a majority of the outstanding voting securities of that fund, by the Adviser and by the Sub-Adviser.

     The terms "assignment," "affiliated person," "interested person," and "majority of the outstanding voting securities" when used in this Agreement shall have the respective meanings specified in the Investment Company Act of 1940 and the rules, regulations and orders thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     ARTICLE 7: Miscellaneous. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, contains the entire understanding between the parties and may be executed in several counterparts, each of which shall be deemed to be an original and one and the same instrument.

     Each party acknowledges and agrees that all obligations of the Fund under this agreement are binding only with respect to the funds; that any liability of the Fund under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of the appropriate fund; and that no other series of the Fund shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, duly authorized, as of this 15th day of September, 1998.

     The undersigned Trustee of the Fund has executed this Agreement not individually, but as Trustee under the Fund's Declaration of Trust dated November 19, 1982, as amended, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually, but bind only the trust estate.


CITIZENS ADVISERS, INC.


By:     /s/  Joseph F. Keefe
      ---------------------------
Its:    Executive Vice President
      ---------------------------

SENECA CAPITAL MANAGEMENT LLC


By:     /s/  Sandra J. Westhoff
      ---------------------------
Its:    Chief Operating Officer
      ---------------------------

CITIZENS FUNDS


By:     Sophia Collier
      ---------------------------
        TRUSTEE

                   FORM OF SUB-INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT made this 16th day of August, 1999, by and among CITIZENS ADVISERS, INC., a California corporation (the "Adviser"), CLEMENTE CAPITAL, INC, a New York Corporation (the "Sub-Adviser"), and CITIZENS FUNDS, an open-end investment company organized and existing under the laws of the Commonwealth of Massachusetts (the "Fund").

                                  WITNESSETH:

     WHEREAS, the Fund is engaged in business as an open-end investment company registered under the Investment Company Act of 1940; and the Fund and the Adviser have entered into an Investment Management Agreement dated June 1, 1992 whereby the Adviser shall provide, inter alia, the Citizens Global Equity Fund (the "Global Equity Fund"), a series of the Fund, with investment advice and supervision on the terms and conditions provided therein; and

     WHEREAS, the Sub-Adviser is willing to provide the Adviser and the Fund with services on the terms and conditions set forth herein:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of and between the parties as set forth herein, the parties do hereby covenant and agree as follows:

     ARTICLE 1: Duties of the Sub-Adviser. The Sub-Adviser will furnish the Adviser economic, statistical and research information and advice, relating to the Global Equity Fund, and to such other portions of the Fund's assets as the Adviser shall from time to time designate (collectively, the "Designated Assets"). The Sub-Adviser will also make recommendations to the Adviser as to the manner in which voting rights, rights of consent to corporate action and any other rights pertaining to the Fund's portfolio securities included in the Designated Assets shall be exercised. From time to time the Adviser will notify the Sub-Adviser of the aggregate US Dollar amount of the Designated Assets.

     The Sub-Adviser will furnish continuously an investment program with respect to the Designated Assets and will determine from time to time what securities shall be purchased, sold or exchanged with the Designated Assets, and what portion, if any, of the Designated Assets shall be held uninvested; subject, always, to compliance with provisions of the Fund's Declaration of Trust and By-Laws as then in effect, the provisions of the Investment Company Act of 1940 and the provisions of the Fund's then current Prospectus and Statement of Additional Information (copies of all which, as amended from time to time, will be furnished to the Sub-Adviser by the Adviser). For the purposes of compliance with the prospectus language on "social criteria" the Adviser will furnish the Sub-Adviser with an approved list of securities from which the Sub-Adviser will select. The Sub-Adviser may suggest additions to this list but agrees not to purchase any suggested securities until such security has been approved by the Adviser as meeting the Fund's social criteria. The Adviser agrees that it will promptly and thoroughly research the suitability, under its social criteria, of any suggested security.

     Should the Trustees of the Fund or the Adviser at any time make a definite determination as to investment policy and notify the Sub-Adviser thereof, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until notified that such determination has been revoked. Further, the Adviser or the Trustees of the Fund may at any time, upon notice to the Sub-Adviser, suspend or restrict the right of the Sub-Adviser to determine what assets shall be purchased, sold or exchanged from the Designated Assets and what portion, if any, of the Designated Assets shall be held uninvested.

     The Sub-Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement policies determined as provided above, and in particular, consistent with the provisions of Article 3 of this Agreement, to place all orders for the purchase, sale, or exchange of securities of the Fund's account with brokers, dealers, or bankers selected by it, and to that end the Sub-Adviser is authorized as the agent of the Fund to give instructions to the Custodian and any Sub-Custodian of the Fund as to deliveries of securities and gold, transfers of currencies and payments of cash for the account of the Fund. The Sub-Adviser will advise the Adviser on the same day it gives any such instructions. In connection with the selection of such brokers, dealers or bankers and the placing of such orders, the Sub-Adviser is directed to seek for the Fund execution at the most favorable price by responsible brokerage firms at reasonably competitive commission rates. In fulfilling this requirement the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of effecting a securities transaction in excess of the amount of Commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion.

     ARTICLE 2: Compensation of the Sub-Adviser. For the services rendered by the Sub-Adviser under this Agreement, the Adviser shall pay to the Sub-Adviser compensation, computed and paid monthly in US dollars on average daily net assets at the annual rate of: Global Equity Fund - 35 basis points. The Sub-Adviser will pay its expenses incurred in performing its duties under this Agreement. The Fund shall not be liable to the Sub-Adviser for the compensation of the Sub-Adviser.

     ARTICLE 3: Covenants of the Sub-Adviser. The Sub-Adviser agrees that it will not deal with itself or any of its affiliates, or with the Trustees of the Fund or the Fund's principal underwriter, if any, as principal, broker or dealer in making purchases or sales of securities or other property for the account of the Fund except as permitted by the Investment Company Act of 1940 and all rules, regulations and orders thereunder, will comply with all other provisions of the Fund's Declaration of Trust and By-Laws then in effect and its current prospectus relative to the Sub-Adviser, its directors, officers, employees and affiliates, and will comply with all other laws, rules, regulations and orders applicable to the activities contemplated herein.

     ARTICLE 4: Liability of the Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties under this Agreement, except for violation of law, willful malfeasance, bad faith, gross negligence, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article 4 the term "Sub-Adviser" shall include shareholders, direct officers and employees of the Sub-Adviser, as well as the Sub-Adviser itself. The Fund may enforce any obligations of the Sub-Adviser under this Agreement, and may recover directly from the Sub-Adviser for any liability it may have to the Fund.

     ARTICLE 5: Activities of the Sub-Adviser. The services of the Sub-Adviser to the Fund are not to be deemed to be exclusive, the Sub-Adviser and its affiliates being free to render services to others. It is understood that Trustees, officers, partners and shareholders of the Fund or the Adviser are or may become interested in the Sub-Adviser as directors, officers, shareholders or otherwise and that shareholders, directors, officers and employees of the Sub-Adviser may become similarly interested in the Fund or the Adviser as a shareholder, Trustee, officer, partner, or otherwise.

     ARTICLE 6: Duration, Termination and Amendment of this Agreement. This Agreement shall become effective on the date of its execution and shall govern the relations between the parties hereto thereafter, and shall remain in force until September 15, 2000 on which date it will terminate with respect to a fund, unless its continuance after that date is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees of the Fund who are not interested persons of the Fund, or of the Adviser, or of the Sub-Adviser at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and all rules, regulations and orders thereunder.

     This Agreement may be terminated at any time without the payment of any penalty by the Trustees of the Fund, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser or by the Sub-Adviser, on not more than sixty (60) days nor less than thirty (30) days written notice to other parties. This Agreement shall automatically terminate in the event of its assignment.

     This Agreement may be amended with respect to a fund only if such amendment is approved by vote of a majority of the outstanding voting securities of that fund, by the Adviser and by the Sub-Adviser.

     The terms "assignment," "affiliated person," "interested person," and "majority of the outstanding voting securities" when used in this Agreement shall have the respective meanings specified in the Investment Company Act of 1940 and the rules, regulations and orders thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     ARTICLE 7: Miscellaneous. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, contains the entire understanding between the parties and may be executed in several counterparts, each of which shall be deemed to be an original and one and the same instrument.

     Each party acknowledges and agrees that all obligations of the Fund under this agreement are binding only with respect to the funds; that any liability of the Fund under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of the appropriate fund; and that no other series of the Fund shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, duly authorized, as of this 16th day of August, 1999.

     The undersigned Trustee of the Fund has executed this Agreement not individually, but as Trustee under the Fund's Declaration of Trust dated November 19, 1982, as amended, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually, but bind only the trust estate.


CITIZENS ADVISERS, INC.


By:____________________________

Its:___________________________


CLEMENTE CAPITAL, INC.


By:____________________________

Its:___________________________


CITIZENS FUNDS


By: ____________________________

Its: ___________________________